SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

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[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                    GPU, INC.
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                (Name of Registrant as Specified In Its Charter)


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


GPU [LOGO]

                                                         FRED D. HAFER
                                                         Chairman, President and
                                                         Chief Executive Officer

                                                         GPU, Inc.
                                                         300 Madison Avenue
                                                         Morristown, NJ 07960

                                 March 21, 2001


Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders to be held at The F. M. Kirby Shakespeare Theatre, Drew University, 36 Madison Avenue, Madison, New Jersey, on May 3, 2001, at 10:00 a.m.

     The enclosed Proxy card lists all items that require your vote. This year, stockholders will be voting on the annual election of directors and the ratification of the selection of PricewaterhouseCoopers LLP as independent auditor for 2001. We hope that you will sign and return the Proxy card as soon as possible to ensure that your shares are represented at the meeting. If you will be at the meeting, please mark the appropriate box on the Proxy card.

     On November 21, 2000 shareholders of both GPU and FirstEnergy Corp. approved and adopted the Agreement and Plan of Merger of GPU with and into FirstEnergy. All regulatory filings have been made to obtain approval of the merger, and we are seeking to complete the merger as quickly as possible. Shortly before the merger completion date (which date will be determined once all approvals are obtained), we will mail to each GPU shareholder a form of election and instructions for making an election with respect to his or her GPU shares.

     We look forward to seeing you on May 3.


                                          Sincerely,


                                          /s/ FRED D. HAFER
                                          -----------------------
                                          Fred D. Hafer
                                          Chairman, President and
                                          Chief Executive Officer

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                         NUMBER
                                                                         ------

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS ................................   1

PROXY STATEMENT FOR ANNUAL MEETING ......................................   2

GENERAL INFORMATION .....................................................   2
  Introduction ..........................................................   2
  Stockholders Entitled to Vote .........................................   2
  Proxies and Voting at the Annual Meeting ..............................   2
  Proxy Solicitation Costs ..............................................   2

BUSINESS MATTERS TO BE VOTED UPON .......................................   3
  Directors' Proposals ..................................................   3
    Item 1. Election Of Directors .......................................   3
    Item 2. Ratification of Selection of Independent Auditor ............   3
      Audit Fees ........................................................   4
    Item 3. Other Business Matters ......................................   4

BOARD OF DIRECTORS ......................................................   5
  Information About the Nominees and Directors ..........................   5
  Standing Committees of the Board of Directors .........................   9
    Compensation Committee Interlocks and Insider Participation .........  10
    Meetings of the Board of Directors ..................................  10
  Report of the Audit Committee .........................................  10
  Remuneration of Directors .............................................  11
  Related Transactions ..................................................  11
  Deferred Stock Unit Plan for Outside Directors ........................  11
  Retirement Plan for Outside Directors .................................  11
  Restricted Stock Plan for Outside Directors ...........................  12
  Estate Enhancement Program ............................................  13

SECURITY OWNERSHIP ......................................................  14
  Security Ownership of Directors, Nominees and Executive Officers ......  14
  Owners of Five Percent or More of GPU Stock ...........................  15

EXECUTIVE COMPENSATION ..................................................  16
  Personnel, Compensation and Nominating Committee Report ...............  16
  Comparison of Five-Year Cumulative Total Return .......................  19
  Remuneration of Executive Officers ....................................  20
    Summary Compensation Table ..........................................  20
    Option Grants In Last Fiscal Year ...................................  22
    Aggregated Option Exercises In Last Fiscal Year and Fiscal
      Year-End Option Values ............................................  23
    Long-Term Incentive Plans--Awards In Last Fiscal Year ...............  23
  Retirement Plans ......................................................  23
  Estate Enhancement Program ............................................  25
  Employment, Termination and Change in Control Arrangements ............  25
    Severance Arrangements ..............................................  25
    Supplemental Executive Retirement Plan ..............................  25
    Lump Sum Distributions ..............................................  26
    Supplemental Agreements .............................................  26
  Benefit Protection Trusts .............................................  27

DEADLINE FOR STOCKHOLDER PROPOSALS ......................................  28

APPENDIX A ..............................................................  29

                                   GPU [LOGO]

GPU, INC.                                                   P.O. BOX 1911
300 MADISON AVENUE                                          MORRISTOWN, NJ 07960

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 3, 2001

     Notice is hereby given that the Annual Meeting of Stockholders of GPU, Inc. ("GPU") will be held at The F. M. Kirby Shakespeare Theatre, Drew University, 36 Madison Avenue, Madison, New Jersey on Thursday, May 3, 2001 at 10:00 a.m. (local time):

     1. To elect three directors of the Corporation to hold office for three-year terms beginning upon their election at the 2001 Annual Meeting.

     2. To consider the ratification of the selection by the Board of Directors of PricewaterhouseCoopers LLP as independent auditor for the year 2001.

     3. To transact such other business as may properly come before the meeting.

     Holders of record of shares of Common Stock of the Corporation at the close of business on March 12, 2001 will be entitled to vote at the meeting in person or by proxy. If your shares are registered in the name of a brokerage firm or trustee and you plan to attend the meeting, please obtain from the firm or trustee a letter or other evidence of your beneficial ownership of those shares to facilitate your admittance to the meeting. The stock transfer books of the Corporation will not be closed.

                                            By Order of the Board of Directors,
                                            SCOTT L. GUIBORD, Secretary
March 21, 2001

--------------------------------------------------------------------------------

     The 2000 Summary Annual Report and 2000 Financial Report were previously transmitted to stockholders. It is expected that the annexed Proxy Statement and enclosed form of Proxy will be first sent to stockholders on or about March 21, 2001.

     If you wish to receive, without charge, a copy of the Corporation's 2000 Annual Report to the Securities and Exchange Commission ("SEC") on Form 10-K, direct your request to: Stockholder Relations, GPU, Inc., 310 Madison Avenue, P.O. Box 1957, Morristown, New Jersey 07962-1957, or call (973) 401-8204.

--------------------------------------------------------------------------------

             YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING

     If you plan to attend the meeting in person, please mark your Proxy in the space provided for that purpose. Please bring the lower portion of the form (the Speaker and Admission Card sections) with you to the meeting.

     Whether or not you attend the meeting, we hope that you will sign and return the enclosed Proxy as promptly as possible. YOUR VOTE IS IMPORTANT.

                PROXY STATEMENT FOR ANNUAL MEETING -- MAY 3, 2001

                               GENERAL INFORMATION

INTRODUCTION

     This Proxy Statement and accompanying Proxy card are furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") for use at the Annual Meeting of Stockholders to be held on May 3, 2001 (and at any and all adjournments thereof) for the purposes referred to below and set forth in the accompanying Notice of Annual Meeting to Stockholders.

STOCKHOLDERS ENTITLED TO VOTE

     Holders of record at the close of business on March 12, 2001 of the outstanding Common Stock (consisting of 119,493,279 shares) are entitled to vote at the Annual Meeting of Stockholders of the Corporation ("GPU").

PROXIES AND VOTING AT THE ANNUAL MEETING

     Stockholders have cumulative voting rights for the election of directors and one vote per share for all other purposes. Cumulative voting means that each stockholder is entitled to as many votes as are equal to the number of shares owned, multiplied by the number of directors to be elected. The stockholder may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them. Elections of directors are determined by a plurality vote. Other matters are determined by vote of the holders of a majority of the shares present or represented at the meeting and voting on such matters.

     The Proxies hereby solicited vest in the proxy holders cumulative voting rights with respect to the election of directors (unless the stockholder marks the Proxy so as to withhold such authority) and all other voting rights of the stockholders signing such Proxies. The shares represented by each duly executed Proxy will be voted and, where a choice is specified by the stockholder on the Proxy, the Proxy will be voted in accordance with the specification so made. As provided by Pennsylvania law and the Corporation's By-Laws, abstentions, broker non-votes and withheld votes will not be included in the total number of votes cast, and therefore will have no effect on the election of directors, the ratification of the selection of the auditor or other matters. Signed but unmarked Proxies will be voted in accordance with the directors' recommendations.

     The Proxy is revocable, at any time before exercise, by a written instrument signed in the same manner as the Proxy and received by the Secretary of the Corporation at or before the Annual Meeting. If you attend the meeting, you may, if you wish, revoke your Proxy by voting in person.

     YOU ARE ENCOURAGED TO VOICE YOUR PREFERENCE BY MARKING THE APPROPRIATE BOXES ON THE ENCLOSED PROXY. HOWEVER, IT IS NOT NECESSARY TO MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS; MERELY SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED POSTPAID ENVELOPE.

PROXY SOLICITATION COSTS

     GPU will pay all costs of soliciting Proxies in the accompanying form. Solicitation will be made by mail, and directors and officers of GPU, and officers and employees of GPU Service, Inc. ("GPUS"), may also solicit Proxies by telephone, facsimile, or personal interview. The Corporation has also retained Mellon Investor Services LLC to aid in the solicitation of Proxies, at an estimated cost of $8,000 plus reimbursement of reasonable out-of-pocket expenses. In addition, GPU will request persons who hold stock in their names for others to forward copies of this proxy soliciting material to them, and to request authority to execute Proxies on the accompanying form, and will reimburse such persons for their out-of-pocket and reasonable clerical expenses in doing this.

                        BUSINESS MATTERS TO BE VOTED UPON

DIRECTORS' PROPOSALS

ITEM 1.  ELECTION OF DIRECTORS

     The Board of Directors consists of three classes of directors with overlapping three-year terms. Each year a class of directors is elected for a term expiring at the third succeeding Annual Meeting after such election.

     At the 2001 Annual Meeting, three Class I directors will be elected to hold office for three-year terms beginning upon their election at the 2001 Annual Meeting. The Class I director nominees are Mr. John M. Pietruski, Mr. Robert N. Pokelwaldt and Ms. Catherine A. Rein.

     The votes applicable to the shares represented by Proxies in the accompanying form received from stockholders will be cast in favor of the election of the three nominees, except that the proxy holders reserve the right to exercise cumulative voting rights and to cast their votes in such manner and for such lesser number of said nominees as they may deem best at the meeting in order, so far as possible, to secure the election of said nominees. If any nominee should be unable to serve (an event which is not anticipated), the proxy holders reserve the right to vote for a substitute nominee or nominees designated by the Personnel, Compensation and Nominating Committee of the Board of Directors.

     Biographical information about the nominees and directors begins on page 5.

ITEM 2. RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITOR FOR THE YEAR 2001

     PricewaterhouseCoopers LLP ("PwC") and its predecessor firms have acted as the independent auditor for the Corporation and its subsidiaries since 1946. The Board of Directors has selected the firm of PwC, independent certified public accountants, to audit the accounts of the Corporation for 2001. Although submission to stockholders of the appointment of the independent auditor is not required by law, the Board, in accordance with its long-standing policy of seeking annual stockholder ratification of the selection of the auditor, believes it appropriate that such selection be ratified by the stockholders. PwC has advised the Corporation that PwC is an independent accountant with respect to the Corporation and its subsidiaries within the meaning of the federal securities laws administered by the SEC and the requirements of the Independence Standards Board ("ISB").

     The services rendered by PwC for 2000 included an audit of the consolidated financial statements of the Corporation and its subsidiaries for the year ended December 31, 2000 as contained in the Corporation's 2000 financial report and audits of the individual and consolidated financial statements of the Corporation and its subsidiaries and related schedules filed annually with the SEC. PwC also performed audits as necessary to report upon compliance with the accounting requirements of the Federal Energy Regulatory Commission for certain financial statements included in the reports which are required to be filed annually with that Commission by the subsidiary companies.

     It is expected that representatives of PwC will be present at the Annual Meeting, will be available to respond to questions, and will have an opportunity to make a statement if they desire to do so.

AUDIT FEES

     The independent accountant, PwC, provided various professional services for the Corporation for the year ended December 31, 2000. The aggregate fees billed for these services are as follows:

     1.   AUDIT FEES

          PwC performed an audit of the Corporation's consolidated annual financial statements, as reported on Form 10-K, and reviewed quarterly financial statements during 2000 on Forms 10-Q for fees of approximately $2,065,000 (including out-of-pocket expenses estimated at $173,000).

     2.   FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

          PwC did not perform any services and thus did not bill the Corporation for any fees for financial information systems design and implementation during 2000.

     3.   ALL OTHER FEES

          For other professional services rendered during 2000, PwC billed the Corporation approximately $2,891,000 in fees (including out-of-pocket expenses estimated at $107,000).

     The Audit Committee has considered whether the services rendered in the "All Other Fees" category are compatible with maintaining the independent accountant's independence.

ITEM 3. OTHER BUSINESS MATTERS

     The Board of Directors does not intend to bring any other matters before the meeting and it is not informed of any other business which others may bring before the meeting. However, if any other matters should properly come before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote on such matters as they, in their discretion, may determine.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

                               BOARD OF DIRECTORS

INFORMATION ABOUT THE NOMINEES AND DIRECTORS

                             NOMINEES FOR CLASS I DIRECTORS WITH
                                   TERMS EXPIRING IN 2004

                    Name                  Age      Year first elected a director
                    JOHN M. PIETRUSKI     68                                1989

         P          Mr. Pietruski served as Chairman of the Board and Chief
         H          Executive Officer of Sterling Drug Inc. from 1985 until his
         O          retirement in 1988. He is Chairman of the Board of Texas
         T          Biotechnology Corporation, a pharmaceutical research and
         O          development company. He also serves as President of Dansara
                    Company, a management consulting firm. He is a director of Hershey Foods Corporation, Lincoln National Corporation and
                    Professional Detailing, Inc. He is also a Regent of
                    Concordia College.


                    ROBERT N. POKELWALDT  60                                2000

         P          Mr. Pokelwaldt was Chairman and Chief Executive Officer of
         H          YORK International Corporation from 1993 until his
         O          retirement in 1999. YORK is a supplier of heating,
         T          ventilating, air conditioning, and refrigeration equipment.
         O          Mr. Pokelwaldt is a director of Mohawk Industries, Inc.,
                    Susquehanna Pfaltzgraff, Inc., Carpenter Technology
                    Corporation, and Intersil Corporation.


                    CATHERINE A. REIN     58                                1989

         P          Ms. Rein joined Metropolitan Life Insurance Company in 1985
         H          where she has held various executive positions and is
         O          presently President and Chief Executive Officer of
         T          Metropolitan Property and Casualty Insurance Company. Ms.
         O          Rein is a director of The Bank of New York, Inc., Corning
                    Inc., and New England Financial, Inc., and a trustee of the New York University Law Center Foundation.

                    Information concerning the other directors of the Corporation whose terms do not expire at the Annual Meeting is as follows:

                                    CLASS II DIRECTORS WITH
                                     TERMS EXPIRING IN 2002

                    Name                  Age      Year first elected a director
                    THOMAS B. HAGEN       65                                1988

         P          Mr. Hagen is Chairman of Custom Group Industries,
         H          manufacturers of press platens, metal fabrication, precision
         O          machining and assembly in Erie, Pennsylvania. He is also
         T          Chairman of the Board of the Team Pennsylvania Foundation.
         O          Mr. Hagen served as Secretary of Commerce and then as
                    Secretary of Community and Economic Development of the Commonwealth of Pennsylvania from January 1995 to March
                    1997. Mr. Hagen, who was first elected as a director of GPU in 1988, resigned upon his appointment as Secretary of Commerce in 1995 and returned to the Board in April 1997.
                    Mr. Hagen is a director of ANI-Motion, Inc., St. Raymond
                    Holdings (U.S.), Inc., Bliley Technologies, Inc., and the
                    Pennsylvania Housing Finance Agency. He is a member and past chairman of the Council of Fellows of Penn State -- Erie, the Behrend College, and a Trustee of the Northwest
                    Pennsylvania Technical Institute. He is the immediate past
                    President and a councilor of The Pennsylvania Society, a director of the Athenaeum of Philadelphia, Preservation
                    Pennsylvania, and the Pennsylvania Chamber of Business and Industry.


                    BRYAN S. TOWNSEND     70                                1996

         P          Mr. Townsend retired as Chairman of Midlands Electricity plc
         H          ("Midlands") in August 1996 following its acquisition by
         O          Avon Energy Partners Holdings ("Avon"), a subsidiary of the
         T          Corporation. He served as Chairman of Midlands since 1986
         O          and became Chairman and Chief Executive upon Midlands'
                    privatization in 1990. He is a past director of JBA
                    International Ltd. (a supplier of computer software business systems), a past chairman of the British National Committee, and past chairman of the Scientific Directing and Organising
                    Committee of CIRED (International Conference on Electricity
                    Distribution). Mr. Townsend is also past chairman of the Birmingham Repertory Theatre and the West Midlands
                    Confederation of British Industry.

                    Name                  Age      Year first elected a director
                    KENNETH L. WOLFE      62                                1999

         P          Mr. Wolfe is Chairman and Chief Executive Officer of Hershey
         H          Foods Corporation, a position he has held since 1994. He is
         O          a director of Hershey Trust Company, Bausch & Lomb
         T          Incorporated, and Carpenter Technology Corporation.
         O          Additionally, Mr. Wolfe is a board member of the Grocery
                    Manufacturers of America and the Pennsylvania Business
                    Roundtable, and a member of the Board of Managers of the Milton S. Hershey School and the M.S. Hershey Foundation.


                                    CLASS III DIRECTORS WITH
                                     TERMS EXPIRING IN 2003

                    Name                  Age      Year first elected a director
                    FRED D. HAFER         60                                1996

         P          Mr. Hafer is Chairman, Chief Executive Officer and President
         H          of GPU and GPUS (which he also serves as a director). He
         O          became President and Chief Operating Officer of GPU and GPUS
         T          in July 1996 and was elected to the additional positions of
         O          Chairman and Chief Executive Officer in May 1997. He is also
                    President, Chief Executive Officer, and a member of the Board of Managers of GPU Diversified Holdings, LLC; Chairman of the Board and a director of Jersey Central Power & Light
                    Company ("JCP&L"), Metropolitan Edison Company ("Met-Ed"), and Pennsylvania Electric Company ("Penelec") (which do business as GPU Energy); Chairman of the Board and a director of GPU Nuclear, Inc. ("GPUN") and MYR Group Inc.;
                    Chairman and a director of GPU Capital, Inc., GPU Electric,
                    Inc., and Saxton Nuclear Experimental Corporation; a director of GPU Power, Inc., Avon, Midlands, and GPU Telcom
                    Services, Inc., all subsidiaries of GPU. Mr. Hafer, who has been associated with the GPU Companies since 1962, served as President of Met-Ed from 1986 to 1996, and as President of Penelec from 1994 to 1996. Mr. Hafer is also a director of the U.S. Chamber of Commerce and Utilities Mutual Insurance
                    Company, a director and past president of the Manufacturers
                    Association of Berks County, and a director and past
                    Chairman of the Board of the Pennsylvania Electric
                    Association. He is a director of the Reading Hospital and Medical Center, a trustee of the Caron Foundation, and immediate past chairman and a member of the Board of Trustees of Drug-Free Pennsylvania.

                    Name                     Age   Year first elected a director
                    CARLISLE A. H. TROST     70                             1990

         P          Admiral Trost served in the United States Navy from 1953
         H          until his retirement in 1990, including a four-year term
         O          from 1986 to 1990 as Chief of Naval Operations. He is a
         T          director of General Dynamics Corporation and Precision
         O          Components Corporation. From 1990 to 2000, Admiral Trost was
                    a director of GPUN and he served as Chairman of that Board's
                    Nuclear Safety and Compliance Committee from 1991 to 2000.
                    He is also a former director and Chairman of the Board of Directors of Bird-Johnson Co. and a former director of Lockheed Martin Corporation.


                    PATRICIA K. WOOLF, Ph.D. 66                             1983

         P          Dr. Woolf is a consultant, author, and Lecturer in the
         H          Department of Molecular Biology at Princeton University. Dr.
         O          Woolf is a director of Crompton Corporation and the National
         T          Life Holding Company. She is also a trustee of the New
         O          Economy Fund and a director of the American Balanced Fund, the Income Fund of America, the Growth Fund of America, the
                    Small Cap World Fund, and Fundamental Investors, all of The
                    Capital Group of Los Angeles.

STANDING COMMITTEES OF THE BOARD OF DIRECTORS

     There are four standing committees of the Board; namely, the Audit Committee, the Corporate and Public Responsibilities Committee, the Finance Committee, and the Personnel, Compensation and Nominating Committee. The membership and functions of these Committees are as follows:

     THE AUDIT COMMITTEE recommends for Board approval the selection of the independent auditor to examine the financial statements of the Corporation and its subsidiaries, and reviews prior to their audit, the scope of their examination. The Committee also considers whether the independent auditor's provision of non-audit services that are proposed to be performed by the independent auditor are compatible with maintaining the auditor's independence. It also discusses with the independent auditor the results of their audit, and quarterly discusses any significant changes to the Corporation's accounting principles and other items required to be communicated in accordance with Statement on Auditing Standards ("SAS") No. 61, and reviews any comments regarding the Corporation's system of internal accounting controls. The Committee also oversees the internal audit function of the Corporation, reviews changes in accounting principles and reporting standards that have, or may in the future have, a significant impact on the financial statements of the Corporation and its subsidiaries, and reviews the findings of audits by governmental agencies.

     The Chairman of the Audit Committee is Dr. Woolf. The other members are Messrs. Pietruski, Pokelwaldt, and Wolfe, and Ms. Rein. During 2000, the Committee held four regular meetings and one special meeting. The Audit Committee members are "independent" (as required by applicable New York Stock Exchange listing standards) and operate under a written charter adopted by the Board of Directors (a copy of which is annexed to this Proxy Statement as Appendix A).

     THE CORPORATE AND PUBLIC RESPONSIBILITIES COMMITTEE reviews the Corporation's policies on public issues having broad social significance and the implementation of those policies and reports relating to compliance with the Corporation's Code of Ethics and the Corporation's conduct as a responsible corporate citizen.

     The Chairman of the Corporate and Public Responsibilities Committee is Mr. Hagen. The other members are Messrs. Pokelwaldt and Townsend. Mr. Hafer is a non-voting member of the Committee. During 2000, the Committee held three meetings.

     THE FINANCE COMMITTEE assists the Board in fulfilling the Board's fiduciary responsibilities relating to the financial policies, plans, and programs of the Corporation and its subsidiaries.

     The Committee reviews a range of financial policies and plans including dividend policy, capital structure and credit quality goals, financing plans, new business initiatives and ventures, and the Corporation's capital and operating budgets. Additionally, the Committee reviews the investment policies, funding, and investment results of the Corporation's trusteed plans.

     The Chairman of the Finance Committee is Admiral Trost. The other members are Messrs. Townsend and Wolfe, and Ms. Rein. Mr. Hafer is a non-voting member of the Committee. During 2000, the Committee held four regular meetings and two special meetings.

     THE PERSONNEL, COMPENSATION AND NOMINATING COMMITTEE recommends to the Board the election of officers of the Corporation and the approval of the election of the presidents of the Corporation's direct subsidiaries, and the compensation and other benefits of those officers and of directors of the Corporation and its direct subsidiaries. The Committee also reviews plans for management succession and executive development, compensation, and other benefit goals for the GPU Companies.

     The Personnel, Compensation and Nominating Committee also recommends to the Board from time to time, the size, composition and candidates for membership of the Board. The Committee also recommends to the Board the size, composition and membership of the various Board Committees.

     The Committee will consider director nominees recommended by the Corporation's stockholders in accordance with the By-Laws, which provide as follows:

          A stockholder proposal for a nominee for election as a director should be sent by mail, addressed to Secretary, GPU, Inc., 300 Madison Avenue, P.O. Box 1911, Morristown, New Jersey 07962-1911. All such proposals must be received by the Corporation not less than 30 nor more than 75 days prior to the scheduled date of the next annual meeting and must contain the information regarding the identity and background of the stockholder's proposed nominee required by Section 10(e) of the Corporation's By-Laws.
     Section 10(e) also sets forth additional requirements with respect to such stockholder proposals.

A copy of Section 10(e) of the By-Laws will be furnished to stockholders upon request made to the Secretary of the Corporation.

     The Committee will also consider recommendations by stockholders of candidates for director nominees. Recommendations should be sent to the Secretary of the Corporation.

     The Chairman of the Personnel, Compensation and Nominating Committee is Mr. Pietruski. The other members are Messrs. Hagen and Trost, and Dr. Woolf. During 2000, the Committee held five regular meetings and six special meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Hafer, the Corporation's Chairman, President and Chief Executive Officer, is a non-voting member of the Personnel, Compensation and Nominating Committee of the Board of Directors. He does not participate in discussion of matters that directly affect his compensation.

MEETINGS OF THE BOARD OF DIRECTORS

     There were ten regular meetings, six special meetings and one organization meeting of the Board during 2000. All directors attended at least 75% of the aggregate of (i) the total number of 2000 meetings of the Board (held during the period for which he or she was a director) and (ii) the total number of 2000 meetings of all committees of the Board on which he or she served (held during the period for which he or she was a member).

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has reviewed and discussed with management the Corporation's audited consolidated financial statements for the year ended December 31, 2000.

     The Committee has also discussed with the independent auditor the matters required to be discussed by SAS No. 61 (Communication with Audit Committees).

     Finally, the Committee has received from the independent accountant the written disclosures and letter required by ISB Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent accountant its independence.

     Based on the review and discussions referred to above, the Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the SEC.

                                            Members of the Audit Committee

                                            John M. Pietruski
                                            Robert N. Pokelwaldt
                                            Catherine A. Rein
                                            Kenneth L. Wolfe
                                            Patricia K. Woolf, Chairman

REMUNERATION OF DIRECTORS

     Non-employee directors receive an annual retainer of $20,000, a fee of $1,000 for each Board meeting attended and a fee of $1,000 for each Committee meeting attended. Committee Chairmen receive an additional retainer of $3,000 per year.

RELATED TRANSACTIONS

     GPU and its subsidiaries have business arrangements with organizations with which certain GPU directors and certain owners of 5% or more of GPU stock are affiliated. These arrangements are conducted in the ordinary course of business, at arms-length, and on standard commercial terms and conditions.

DEFERRED STOCK UNIT PLAN FOR OUTSIDE DIRECTORS

     Under the Deferred Stock Unit Plan for Outside Directors of GPU, Inc. ("Deferred Stock Unit Plan"), each director who is not an employee of the Corporation or any of its subsidiaries (an "Outside Director") receives an annual grant of units representing shares of GPU Common Stock equal in value at the time of grant to one and one-half times the value of the director's annual cash retainer in effect at the time of grant. Each unit granted under the Deferred Stock Unit Plan represents one share of GPU Common Stock. Dividend equivalents paid on outstanding units are invested in additional units.

     Outside Directors who have served at least 54 months will receive payment of their deferred units upon their retirement from the Board. Payment of units will be in the form of GPU Common Stock, or in cash if authorized by the Personnel, Compensation and Nominating Committee. As of December 31, 2000, all outside directors except Messrs. Pokelwaldt, Townsend, and Wolfe had completed 54 months of service. Upon the closing of the Corporation's proposed merger with FirstEnergy Corp., a "change in control" under the Deferred Stock Unit Plan will occur, and all such deferred units will become immediately vested.

RETIREMENT PLAN FOR OUTSIDE DIRECTORS

     Under the Retirement Plan for Outside Directors of GPU, Inc. ("Retirement Plan"), as amended, an individual who completed 54 months of service as of June 30, 1997 as a non-employee director is entitled to receive retirement benefits equal to the product of (A) the number of months of service completed and (B) the monthly compensation paid to the director at the date of retirement. Benefits under the Retirement Plan are payable to the directors (or, in the event of death, to designated beneficiaries) at their election in a lump sum payment or in monthly installments of 1/12 of the sum of (x) the then annual retainer paid at time of retirement plus (y) the cash value of the award under the Restricted Stock Plan for Outside Directors for the year preceding retirement, over a period equal to the director's service as of June 30, 1997, unless otherwise directed by the Personnel, Compensation and Nominating Committee, commencing at the later of age 60 or upon retirement. Service following June 30, 1997 will be applied toward the 54-month vesting requirement but will not increase the amount of benefits. No individual who first becomes an Outside Director on or after July 1, 1997 will be entitled to receive any benefits under the Retirement Plan. Upon the closing of the Corporation's proposed merger with FirstEnergy Corp., a "change in control" under the Retirement Plan will occur, and the 54-month vesting requirement will be waived.

     As of December 31, 2000, the following Outside Directors were vested in the Retirement Plan and are entitled to receive retirement benefits equal to the number of months of service completed at June 30, 1997:

                                                            MONTHS OF SERVICE
                 DIRECTOR                                  AS OF JUNE 30, 1997
                 --------                                  -------------------
             Thomas B. Hagen                                        93
             John M. Pietruski                                     101
             Catherine A. Rein                                     101
             Carlisle A. H. Trost                                   78
             Patricia K. Woolf                                     167


RESTRICTED STOCK PLAN FOR OUTSIDE DIRECTORS

     Under the GPU, Inc. Restricted Stock Plan for Outside Directors ("Directors Plan"), each Outside Director is paid a portion of his or her annual compensation in the form of 300 shares of GPU Common Stock.

     A total of 40,000 shares of GPU Common Stock (subject to adjustment for stock dividends, stock splits, recapitalizations and other specified events) has been authorized for issuance under the Directors Plan. Any shares awarded which are forfeited as provided by the Directors Plan will again be available for issuance.

     Shares of GPU Common Stock are awarded to Outside Directors on the condition that the director serves or has served as an Outside Director until
(i) death or disability, (ii) retirement not earlier than the first day of the month following the director's 72nd birthday, (iii) resignation or retirement before the first day of the month following the director's 72nd birthday with the consent of the Board, which is defined in the Directors Plan to mean approval thereof by at least 80% of the directors other than the affected director, or (iv) failure to be re-elected to the Board after being duly nominated. Termination of service for any other reason, including any involuntary termination effected by action or inaction of the Board, other than that following a change in control (as defined) of GPU, will result in forfeiture of all shares awarded.

     Until termination of service, an Outside Director may not dispose of any shares of GPU Common Stock awarded under the Directors Plan, but has all other rights of a shareholder with respect to such shares, including voting rights and the right to receive all cash dividends paid with respect to awarded shares.

     Upon the closing of the Corporation's proposed merger with FirstEnergy Corp., a "change in control" under the Directors Plan will occur, and all such restrictions on any shares outstanding under the Directors Plan will thereupon lapse.

ESTATE ENHANCEMENT PROGRAM

     The Corporation has adopted an estate enhancement program for the benefit of outside directors of the Corporation and its subsidiaries and executive officers of GPU. Under this program, an outside director or GPU executive officer may, with approval of the Personnel, Compensation and Nominating Committee, elect to enter into a split dollar life insurance arrangement with the Corporation and forego a specified amount of payments to which he or she is then entitled to receive in the future under the Corporation's deferred compensation plans. If such an election is made and approved, the Corporation will pay the premium on a split dollar life insurance policy on the life of the director (or on the lives of the director and his or her spouse) or executive officer (or on the lives of the executive officer and his or her spouse) up to the amount of deferred compensation the director or executive officer has elected to forego. As of December 31, 2000, Mr. Pietruski was the only outside director or GPU executive officer participating in this program. The Corporation expects that it will not incur any significant additional costs as a result of entering into split dollar insurance arrangements under this program.

                               SECURITY OWNERSHIP

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The following table sets forth, as of February 1, 2001, the beneficial ownership of equity securities (and stock-equivalent units) of the GPU Companies of each of the GPU directors, nominees for director and each of the executive officers named in the Summary Compensation Table, and of all directors and executive officers of GPU as a group. The shares of Common Stock owned by all directors and executive officers as a group constitute less than 1% of the total shares outstanding.

                                                                                 AMOUNT AND NATURE OF
                                                                                 BENEFICIAL OWNERSHIP
                                                                       ---------------------------------------
                                                                            SHARES (1)
                                                                       --------------------  STOCK-EQUIVALENT
            NAME                                TITLE OF SECURITY      DIRECT      INDIRECT         UNITS
            ----                                -----------------      ------      --------  ----------------
Michael J. Chesser ..........................   GPU Common Stock             0                     4,032(2)
Fred D. Hafer ...............................   GPU Common Stock        13,345         166        48,709(2)
Thomas B. Hagen .............................   GPU Common Stock        14,303                     3,888(3)
Ira H. Jolles ...............................   GPU Common Stock        15,247                    19,437(2)
Bruce L. Levy ...............................   GPU Common Stock         6,500                    18,898(2)
John M. Pietruski ...........................   GPU Common Stock         5,500                     3,888(3)
Robert N. Pokelwaldt ........................   GPU Common Stock           600                     1,146(3)
Catherine A. Rein ...........................   GPU Common Stock         4,998                     3,888(3)
Carole B. Snyder ............................   GPU Common Stock         1,643                    10,262(2)
Bryan S. Townsend ...........................   GPU Common Stock         2,044                     3,888(3)
Carlisle A. H. Trost ........................   GPU Common Stock         4,537                     3,888(3)
Kenneth L. Wolfe ............................   GPU Common Stock         1,900                     1,146(3)
Patricia K. Woolf ...........................   GPU Common Stock         5,607                     3,888(3)

All GPU Directors and Executive
  Officers as a Group .......................   GPU Common Stock        82,794       1,019       143,048

----------

(1) The number of shares owned and the nature of such ownership, not being within the knowledge of GPU, have been furnished by each individual.

(2) Restricted units, which do not have voting rights, represent rights (which are performance-based and subject to vesting) to receive shares of Common Stock under the 1990 Stock Plan for Employees of GPU, Inc. and Subsidiaries (the "1990 Stock Plan"). This amount also includes 704 restricted units which have vested under the 1990 Stock Plan, but which were deferred pursuant to that Plan by Mr. Levy. See footnote 2 to the Summary Compensation Table on page 20.

(3) Each Outside Director receives an annual grant of deferred stock units which represents an equivalent number of shares of GPU Common Stock. Outside Directors who have served at least 54 months will receive payment of their deferred units upon retirement. See Deferred Stock Unit Plan for Outside Directors on page 11.

OWNERS OF FIVE PERCENT OR MORE OF GPU STOCK

     The Corporation has been advised that as of December 31, 2000, the following entities beneficially owned more than 5% of the outstanding shares of the Corporation's voting securities:

                                                      AMOUNT AND
                                                       NATURE OF       PERCENT
   NAME AND ADDRESS                                   BENEFICIAL         OF
  OF BENEFICIAL OWNER              TITLE OF CLASS      OWNERSHIP        CLASS
  -------------------              --------------     ----------       --------

Morgan Stanley
Dean Witter & Co.
("Morgan Stanley") .............  GPU Common Stock     6,570,822(1)     5.5%
1585 Broadway
New York, NY 10036

Capital Research and
Management Company
("Capital Research") ...........  GPU Common Stock     6,345,000(2)     5.3%
333 South Hope Street
Los Angeles, CA 90071

AXA ............................  GPU Common Stock     6,218,542(3)     5.2%
25, avenue Matignon
75008 Paris, France

----------

(1) Morgan Stanley, a registered investment adviser, beneficially owns (with shared voting power for 6,532,470 shares and shared dispositive power for 6,570,822 shares) the reported shares because of the provision of investment advisory services by Morgan Stanley and its wholly owned subsidiary, Morgan Stanley Dean Witter Advisors, Inc., to various registered investment companies.

(2) Capital Research, a registered investment adviser, is deemed to be the beneficial owner (with sole dispositive power and no voting power) of the reported shares as a result of acting as investment adviser to various registered investment companies, but has disclaimed such ownership.

(3) AXA, a French insurance company, four of its shareholders (AXA Conseil Vie Assurance Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, and AXA Courtage Assurance Mutuelle), and AXA's wholly owned subsidiary AXA Financial, Inc. ("Financial") beneficially own (with sole dispositive power, sole voting power, and shared voting power for 6,218,542 shares, 3,286,540 shares, and 322,899 shares respectively) the reported shares by virtue of the acquisition of such shares by certain of Financial's registered investment adviser subsidiaries. Alliance Capital Management L.P., one such subsidiary, acquired 6,217,542 shares solely for investment purposes on behalf of client discretionary investment advisory accounts. The other subsidiary, The Equitable Life Assurance Society of the United States, acquired 1,000 shares solely for investment purposes.

                             EXECUTIVE COMPENSATION

PERSONNEL, COMPENSATION AND NOMINATING COMMITTEE REPORT

     The Corporation's three-part program for executive compensation continued in 2000 with changes made to both the annual and the long-term incentive programs. The three interrelated components of the overall program are the Base Salary Program, the annual Incentive Compensation Plan and the stock-based long-term program established in the 1990 Stock Plan. Taken together, these components balance the short-term and longer-term objectives of the Corporation.

COMPENSATION PHILOSOPHY AND MARKET COMPARISONS

     The Corporation's continuing compensation philosophy is to maintain an executive compensation program that attracts and retains high caliber executives and rewards these executives when established business objectives are achieved.

     The major portion of executive compensation is delivered via the two incentive compensation components. Achievement of annual business objectives and the value of GPU's Common Stock determine the value of the compensation program. Consequently, the amount of compensation delivered may vary significantly from one year to the next. When objectives are achieved at targeted levels, pay should approximate the median of the competitive market. Above target results cause pay levels to be above median and, conversely, below target results drive pay levels below the competitive median.

     The Corporation continues to define the competitive market as companies in the industry that match GPU in size and complexity. These companies include all those in the S&P Electric Utility Index shown on page 19 for which data are available. In addition, the Corporation considers companies not in the Index reflecting the need to compete in a broader market for executives. A major compensation consulting firm assists the Committee in developing comparisons, determining median pay levels and assessing the competitiveness and balance of the program.

     Section 162(m) of the Internal Revenue Code of 1986 generally limits the amount allowable as a tax deduction for compensation paid to the chief executive officer and each of the highest paid officers of any publicly held corporation to $1 million per year for each officer. Although the Committee considers the effect of Section 162(m) in connection with the Corporation's executive compensation program, the Committee considers it important to retain the flexibility to design compensation programs it believes are in the best interests of the Corporation and its shareholders, even though the expense may not be fully deductible. The Committee continues to monitor the potential impact of Section 162(m) and considers modifications to the executives' compensation program with this in mind.

BASE SALARY PROGRAM

     The Base Salary Program is designed to provide stable, ongoing compensation consistent with market levels and the experience and sustained performance of the executive. While salaries, including Mr. Hafer's salary, are reviewed each year by the Committee, the emphasis in the overall program continues to be on the variable pay components. In 2000, base salary increases were approved only if the individual executive's salary had fallen below competitive levels or if the executive assumed additional responsibilities.

INCENTIVE COMPENSATION PLAN

     The Incentive Compensation Plan is the Corporation's annual incentive program and provides executives with an opportunity to earn additional cash compensation when identified short-term objectives are achieved.

     In 2000, the program was modified somewhat to increase the emphasis on measurable, quantitative objectives, particularly financial objectives, and to ensure that all GPU executives have a significant portion of their annual incentive opportunity tied to the total Corporation's financial results.

     For executives with corporate-wide responsibilities, including Messrs. Hafer, Jolles, and Levy, and Ms. Snyder, the 2000 annual incentive opportunity was based on earnings per share, return on equity and new non-regulated revenue. For executives, such as Mr. Chesser, whose primary responsibility is the management of a business unit, the 2000 incentive opportunity was based partly on these same corporate objectives and partly on objectives tied to the performance of the executive's business unit. These business unit objectives are primarily financial and emphasize earnings.

     Achievement of objectives at both the corporate and business unit levels was below the threshold required for earning payments under the Incentive Plan. Consequently, none of the named executives received an award for 2000.

THE 1990 STOCK PLAN

     The 1990 Stock Plan, approved by shareholders, allows the Committee and the Board to provide long-term incentive opportunities through a variety of stock-based vehicles. In 2000, all awards under the Plan were in the form of restricted performance units and non-qualified stock options. The program was modified to provide the larger portion of total awards in the form of options. Awards to individual executives are determined based on the need to maintain competitive compensation levels and the Committee's and Board's assessments of the performance, contribution and potential of the individual. The final value of these awards is determined by the value of GPU's stock; consequently, compensation delivered may be above or below the competitive median.

AWARDS FOR MR. HAFER

     The 2000 awards of performance units and stock options for Mr. Hafer reflected the factors outlined above as well as the intent to deliver the major portion of his total compensation via stock-based vehicles. The terms and conditions of his awards are the same as those for other executives.

RESTRICTED PERFORMANCE UNITS

     Restricted performance units give executives the right to receive shares of the Corporation's stock (or cash at the discretion of the Committee) if specific performance measures are achieved. Awards provide a specific number of units on which dividend equivalents are paid and reinvested in additional units. The number of units that will actually be paid to the executive is determined at the end of the performance period.

     In 2000, the program was modified to shorten the performance period for the restricted units to three years. This performance period change was implemented to focus executives on the accelerated pace of change in the industry and the need for results in a shorter time frame. In addition, the performance scale was adjusted to require higher levels of performance for some above target payouts.

     The performance measure for the 2000 grants of units is the Corporation's total shareholder return compared to the total return of companies in the S&P Electric Utility Index. The Corporation's percentile ranking among Index companies is calculated quarterly over the three-year performance period and averaged. The average ranking determines the number of shares the executive will ultimately receive. If the Corporation's ranking is at the 55th percentile, all the originally awarded units plus reinvested dividend equivalents will vest. If total return is above the 64th percentile, additional units will vest up to a maximum of 200%. If total return is lower, fewer units will vest with no units vesting if performance is below the 40th percentile.

STOCK OPTIONS

     Stock options granted in 2000 have an exercise price equal to the fair market value of the Corporation's stock on the date of grant and become exercisable over a three-year period. The options have a 10-year term.

                                          Members of the Personnel, Compensation
                                          and Nominating Committee

                                          Thomas B. Hagen
                                          John M. Pietruski, Chairman
                                          Carlisle A. H. Trost
                                          Patricia K. Woolf

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     The following graph compares the five-year cumulative total return, including reinvested dividends, on GPU Common Stock, with the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and the S&P Electric Utility Index:



                                [MOUNTAIN CHART]



------------------------------------------------------------------------------
                          Amount
                         Invested
                          1/1/96*   1996     1997     1998      1999      2000
------------------------------------------------------------------------------
   GPU                    $100      $105     $139     $154      $109      $146
   S&P 500                 100       123      164      211       255       232
   S&P Electric Utility    100       100      126      145       117       180
------------------------------------------------------------------------------


---------------

* Assumes $100 invested in GPU Common Stock, S&P 500 Index and S&P Electric Utility Index. Cumulative Total Return includes reinvestment of dividends.

REMUNERATION OF EXECUTIVE OFFICERS

     The following tables present compensation information from the past three years for the Chief Executive Officer and the four other most highly compensated executive officers ("Named Executive Officers").

SUMMARY COMPENSATION TABLE

                              |--------|-------------------------------------|-----------------------------|---------------|
                              |        |                                     |         LONG-TERM           |               |
                              |        |        ANNUAL COMPENSATION          |       COMPENSATION          |               |
                              |--------|-------------------------------------|-----------------------------|---------------|
                              |        |                                     |  AWARDS         PAYOUTS     |               |
                              |        |                                     |-----------------------------|               |
                              |        |                           OTHER     | SECURITIES                  |               |
          NAME AND            |        |                          ANNUAL     |  UNDERLYING                 |  ALL OTHER    |
          PRINCIPAL           |        |                          COMPEN-    |   OPTIONS         LTIP      |   COMPEN-     |
          POSITION            |  YEAR  | SALARY ($)  BONUS ($) SATION ($)(1) | GRANTED (#)  PAYOUTS ($)(2) | SATION ($)    |
------------------------------|--------|-------------------------------------|-----------------------------|---------------|
                              |        |                                     |                             |               |
Fred D. Hafer                 | 2000   |   $738,462   $   --      $ --       |    85,800       $102,055(3) |  $186,053 (4) |
Chairman, President and       | 1999   |    685,288    660,000     3,129     |    30,000         62,923    |   136,454     |
Chief Executive Officer, GPU  | 1998   |    613,077    375,000     1,805     |    95,000         63,007    |   116,823     |
                              |        |                                     |                             |               |
Ira H. Jolles                 | 2000   |    360,000       --       3,621     |    26,500        120,531    |    73,891 (4) |
Senior Vice President and     | 1999   |    360,000    315,000     3,693     |     6,000         82,522    |    67,922     |
General Counsel, GPU          | 1998   |    353,085    126,000     2,139     |    21,000         82,973    |    59,090     |
                              |        |                                     |                             |               |
Bruce L. Levy                 | 2000   |    360,000       --       6,075(5)  |    26,500         45,045    |   111,859 (4) |
Senior Vice President and     | 1999   |    360,000    250,000     4,382(5)  |     6,000         28,470    |    82,539     |
Chief Financial Officer, GPU  | 1998   |    288,875    223,200       997(5)  |    37,000         21,002    |    55,748     |
                              |        |                                     |                             |               |
Carole B. Snyder              | 2000   |    293,077       --         950     |    22,100         31,672    |    59,817 (4) |
Executive Vice President--    | 1999   |    264,115    240,000       944     |     4,500         18,980    |    42,589     |
Corporate Affairs, GPUS       | 1998   |    210,000     85,000      --       |    12,000           --      |    36,489     |
                              |        |                                     |                             |               |
Michael J. Chesser            | 2000   |    252,404       --        --       |    27,600           --      |    57,605 (4) |
President and Chief           | 1999   |       --         --        --       |      --             --      |      --       |
Executive Officer,            | 1998   |       --         --        --       |      --             --      |      --       |
Jersey Central Power &        |        |                                     |                             |               |
Light Company,                |        |                                     |                             |               |
Metropolitan Edison           |        |                                     |                             |               |
Company, and Pennsylvania     |        |                                     |                             |               |
Electric Company              |        |                                     |                             |               |
(GPU Energy)                  |        |                                     |                             |               |
                              |        |                                     |                             |               |
--------------                |--------|-------------------------------------|-----------------------------|---------------|

----------

(1) Consists of earnings on Long-Term Incentive Plan ("LTIP") compensation paid in the year the award vests.

(2) Amounts reported in this column for the year 2000 represent each Named Executive Officer's 1995 performance-based restricted stock award that vested on June 4, 2000, at 90% of target, in accordance with the 1990 Stock Plan. The restricted units issued each year since 1995 under the 1990 Stock Plan have been performance based. For a discussion of how the 2000 performance percentages were determined, and for the 2000 restricted unit awards, see the Long-Term Incentive Plans -- Awards in the Last Fiscal Year table (the "LTIP Table"). Dividends are earned on the aggregate restricted units awarded under the 1990 Stock Plan and reinvested in additional units.

     Amounts reported in this column for the years 1998 and 1999 consist of Performance Cash Incentive Awards paid on the 1993 and 1994 restricted unit awards, respectively, which vested under the 1990 Stock Plan. These amounts were designed to compensate recipients of restricted unit awards for the amount of federal and state income taxes that are payable upon vesting of such awards. There was no Performance Cash Incentive Award associated with the vesting of the restricted units awarded in 1995 that vested in 2000.

     The aggregate number and value (based on the stock price per share at December 31, 2000) of unvested and deferred vested stock-equivalent restricted units (including reinvested dividend equivalents) include the amounts shown on the LTIP table, and at the end of 2000 were:

                                       AGGREGATE UNITS           AGGREGATE VALUE
                                       ---------------           ---------------
     Fred D. Hafer                         48,709                   $1,793,100
     Ira H. Jolles                         19,437                      715,525
     Bruce L. Levy                         18,799                      692,038
     Carole B. Snyder                      10,262                      377,770
     Michael J. Chesser                     4,032                      148,428

(3)  Mr. Hafer elected to defer this amount in accordance with the 1990 Stock
     Plan.

(4) For 2000, (a) the Corporation's matching contributions under the Savings Plan, (b) the Corporation's matching contributions under the non-qualified deferred compensation plan, (c) the benefit of interest-free use of the non-term portion of employer-paid premiums for split-dollar life insurance,
     (d) above-market interest accrued on the retirement portion of deferred compensation, (e) earnings on LTIP compensation not paid in the current year, and (f) signing bonus for Mr. Chesser received upon employment, were as follows:

                                    (a)       (b)         (c)         (d)        (e)         (f)
                                  ------     -------    -------     -------     -------      ----
     Fred D. Hafer                $6,800     $49,062    $25,128     $15,664     $89,399      $ --
     Ira H. Jolles                 6,800      20,200      5,449       4,739      36,703        --
     Bruce L. Levy                 6,800      17,600     45,624       6,466      35,369        --
     Carole B. Snyder              6,800      14,477     19,296       1,083      18,161        --
     Michael J. Chesser              --        3,296        --           16       4,293     50,000

     NOTE: The split-dollar life insurance amounts reported in the "All Other Compensation" column are equal to the present value of the interest-free use of the current year Corporation-paid premiums to the projected date the premiums will be refunded to the Corporation.

(5) In addition to the earnings on LTIP compensation noted in (1) above, these amounts include the above-market interest accrued on the pre-retirement portion of deferred compensation in the amounts of $4,467, $2,966, and $997 for the years 2000, 1999, and 1998, respectively.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table summarizes option grants made during 2000 to the Named Executive Officers. All of these options were granted with an exercise price equal to the fair market value of GPU stock on the date of the grant.

                                INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------------
                                    NUMBER OF
                                   SECURITIES          % OF
                                   UNDERLYING      TOTAL OPTIONS
                                     OPTIONS        GRANTED TO     EXERCISE OR                     GRANT DATE
                         GRANT       GRANTED       EMPLOYEES IN    BASE PRICE     EXPIRATION      PRESENT VALUE
         NAME            DATE        (1)(#)         FISCAL YEAR      ($/SH)          DATE            (2)($)
         ----           --------   ----------      -------------   -----------    ----------       ------------
Fred D. Hafer           06/01/00     85,800           12.1             $29.25       06/01/10        $394,680
Ira H. Jolles           06/01/00     26,500            3.7              29.25       06/01/10         121,900
Bruce L. Levy           06/01/00     26,500            3.7              29.25       06/01/10         121,900
Carole B. Snyder        06/01/00     22,100            3.1              29.25       06/01/10         101,660
Michael J. Chesser      06/01/00     27,600            3.9              29.25       06/01/10         126,960

(1) Options become exercisable in three equal annual installments beginning on the first anniversary of the date of the grant. These grants will fully vest upon termination of employment resulting from death or disability. Options may be exercised after retirement in accordance with the terms of the 2000 Stock Option Agreement. In the event of a change in control (which would include the Corporation's proposed merger with FirstEnergy Corp.) of GPU during the option term, all options will immediately become exercisable.

(2) Options are valued using a Black-Scholes option pricing model, a mathematical formula widely used to value options. The model as applied used the grant date and the exercise price shown on the table, and the fair market value of Common Stock on the grant date, which was the same as the exercise price. For the June 2000 grant, the model assumed (i) a risk-free rate of return of 6.38%, which approximates the yield on 10-year U.S. Treasury zero coupon bonds on the grant date; (ii) a stock price volatility of 23.5%, based on the average historical volatility for the 36-month period ending on the grant date; (iii) an average dividend yield of 5.71%, based on the average yield for a 36-month period; (iv) the exercise of all options on the final day of their 10-year terms; and (v) 3% discount for risk of forfeiture prior to the options becoming exercisable. No discount from the theoretical value was taken to reflect the restrictions on the transfer of the options and the likelihood of the options being exercised in advance of the final day of their terms.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table summarizes the number and value of all unexercised options held by the Named Executive Officers. In 2000, no options were exercised by any Named Executive Officer.

                                     NUMBER OF SECURITIES UNDERLYING              VALUE OF UNEXERCISED
                                         UNEXERCISED OPTIONS AT                   IN-THE-MONEY OPTIONS
                                           FISCAL YEAR-END (#)                   AT FISCAL YEAR-END ($)
                                   ---------------------------------         ---------------------------------
    NAME                           EXERCISABLE         UNEXERCISABLE         EXERCISABLE         UNEXERCISABLE
    ----                           -----------         -------------         -----------         -------------
Fred D. Hafer                         73,333              137,467               $11,875            $654,800
Ira H. Jolles                         16,000               37,500                 2,625             201,719
Bruce L. Levy                         26,667               42,833                 4,625             202,719
Carole B. Snyder                       9,500               29,100                 1,500             167,881
Michael J. Chesser                         0               27,600                     0             208,725

LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

     This table shows the LTIP awards made to the Named Executive Officers for the performance period January 1, 2000 through December 31, 2002.

                                                       PERFORMANCE         ESTIMATED FUTURE PAYOUTS UNDER
                                     NUMBER OF          OR OTHER           NON-STOCK PRICE-BASED PLANS(1)
                                      SHARES,         PERIOD UNTIL        -----------------------------------
                                     UNITS OR          MATURATION         THRESHOLD    TARGET         MAXIMUM
    NAME                           OTHER RIGHTS         OR PAYOUT            (#)         (#)            (#)
    ----                           ------------      -------------        ---------    ------         -------
Fred D. Hafer                         11,600         3-year vesting         5,800      11,600         23,200
Ira H. Jolles                          3,700         3-year vesting         1,850       3,700          7,400
Bruce L. Levy                          3,700         3-year vesting         1,850       3,700          7,400
Carole B. Snyder                       3,100         3-year vesting         1,550       3,100          6,200
Michael J. Chesser                     3,900         3-year vesting         1,950       3,900          7,800

----------

(1) The restricted units awarded in 2000 under the 1990 Stock Plan provide for a performance adjustment to the aggregate number of units vesting for the recipient, including the accumulated reinvested dividend equivalents, based on the annualized GPU Total Shareholder Return (TSR) percentile ranking against all companies in the Standard & Poor's Electric Utility Index for the period between the award and vesting dates. With a 55th percentile ranking, the performance adjustment would be 100% as reflected in the "Target" column. In the event that the percentile ranking is below the 55th percentile, the performance adjustment would be reduced in steps reaching 0% below the 40th percentile. The minimum payout or "Threshold" begins at the 40th percentile, which results in a payout of 50% of target. A ranking below the 40th percentile would result in no award. Should the TSR percentile ranking exceed the 64th percentile, then the performance adjustment would be increased in steps reaching 200% at the 85th percentile as reflected in the "Maximum" column. Regular quarterly dividends are reinvested in additional units that are subject to the vesting restrictions of the award. Actual payouts, if any, under the Plan would be based on the aggregate number of units awarded and the units accumulated through dividend reinvestment at the time the restrictions lapse.

RETIREMENT PLANS

     The GPU Companies' pension plans provide for pension benefits, payable for life after retirement, based upon years of creditable service with the GPU Companies and the employee's career average compensation as defined below. Federal law limits the amount of an employee's pension benefits that may be paid from a qualified trust established pursuant to a qualified pension plan (such as the GPU Companies' plans). The GPU Companies also have adopted non-qualified plans providing that the portion of a participant's pension benefits which, by reason of such limitations, cannot be paid from such a qualified trust shall be paid directly on an unfunded basis by the participant's employer.

     The following table illustrates the amount of aggregate annual pension from funded and unfunded sources resulting from employer contributions to the qualified trust and direct payments payable upon retirement in 2001 (computed on a single life annuity basis) to persons in specified compensation and years of service classifications:

                              ESTIMATED ANNUAL RETIREMENT BENEFITS (2) (3) (4) (5)
                                     BASED UPON CAREER AVERAGE COMPENSATION
                              ----------------------------------------------------
                                                (2001 RETIREMENT)

                                                              YEARS OF SERVICE
 CAREER AVERAGE               ---------------------------------------------------------------------------------
COMPENSATION (1)                 15             20            25             30            35             40
       --------               --------       --------       --------      --------       --------      --------
       $ 50,000               $ 13,736       $ 18,315       $ 22,894      $ 27,473       $ 32,052      $ 36,399
        100,000                 28,736         38,315         47,894        57,473         67,052        75,999
        150,000                 43,736         58,315         72,894        87,473        102,052       115,599
        200,000                 58,736         78,315         97,894       117,473        137,052       155,199
        250,000                 73,736         98,315        122,894       147,473        172,052       194,799
        300,000                 88,736        118,315        147,894       177,473        207,052       234,399
        350,000                103,736        138,315        172,894       207,473        242,052       273,999
        400,000                118,736        158,315        197,894       237,473        277,052       313,599
        450,000                133,736        178,315        222,894       267,473        312,052       353,199
        500,000                148,736        198,315        247,894       297,473        347,052       392,799
        550,000                163,736        218,315        272,894       327,473        382,052       432,399
        600,000                178,736        238,315        297,894       357,473        417,052       471,999
        650,000                193,736        258,315        322,894       387,473        452,052       511,599
        700,000                208,736        278,315        347,894       417,473        487,052       551,199
        750,000                223,736        298,315        372,894       447,473        522,052       590,799
        800,000                238,736        318,315        397,894       477,473        557,052       630,399

--------------

(1) Career Average Compensation is the average annual compensation received from January 1, 1984 to retirement and includes Salary and Bonus. The Career Average Compensation amounts for the following Named Executive Officers differ by more than 10% from the three-year average annual compensation set forth in the Summary Compensation Table and are as follows: Messrs. Hafer -- $433,274; Jolles -- $426,981; and Levy -- $238,570; and Ms. Snyder -- $144,156.

(2) Years of Creditable Service at December 31, 2000: Messrs. Hafer-- 38 years; Jolles-- 24 years; Levy-- 20 years; and Chesser-- 1 year; and Ms. Snyder-- 25 years.

(3) Based on an assumed retirement at age 65 in 2001. To reduce the above amounts to reflect a retirement benefit assuming a continual annuity to a surviving spouse equal to 50% of the annuity payable at retirement, multiply the above benefits by 90%. The estimated annual benefits are not subject to any reduction for Social Security benefits or other offset amounts.

(4) Annual retirement benefits under the basic pension per the above table cannot exceed 55%, as defined in the pension plan, of the average compensation during the highest paid 36 calendar months. As of December 31, 2000, none of the Named Executive Officers exceed the 55% limit.

(5) The estimated annual retirement benefits in this table do not reflect the retirement benefits which may be provided under the Supplemental Executive Retirement Plan, described below.

ESTATE ENHANCEMENT PROGRAM

     GPU executive officers are eligible to participate in the Corporation's Estate Enhancement Program described on page 13 above.

EMPLOYMENT, TERMINATION AND CHANGE IN CONTROL ARRANGEMENTS

SEVERANCE ARRANGEMENTS

     The Corporation has entered into Severance Protection Agreements with the Named Executive Officers which provide certain severance benefits to the executive if his employment is terminated following a change in control of GPU (as defined). These agreements are intended to induce the executives to remain in the employ of the Corporation and help ensure that the Corporation will have the benefit of their services without distraction in the face of a potential change in control. The closing of the Corporation's proposed merger with FirstEnergy Corp. will be a change in control under these agreements.

     Under their agreements, the Named Executive Officers are entitled to receive the benefits described below if, in connection with a change in control (which would include the merger of the Corporation and FirstEnergy Corp.), the executive's employment is terminated for reasons other than cause, disability or death, or if the executive resigns following certain actions (specified in the agreements) by the Corporation such as a reduction in salary or change in position. In addition, Mr. Hafer receives severance benefits if he resigns for any reason within six months following a change in control.

     The benefits payable to all executives consist of, in general, (a) the executive's base salary through the termination date and a pro rata portion of the executive's target incentive bonus (or, if greater, the highest annual bonus paid to the executive in any of the three full fiscal years prior to either termination or the change in control); (b) a lump sum severance payment equal to three times the sum of (1) the greater of (x) the executive's base salary in effect at the time of termination or (y) the executive's base salary in effect immediately prior to the merger and (2) the greater of (x) the highest annual bonus paid to the executive during the preceding three years or (y) the executive's target bonus for the year of termination; (c) a continuation of insurance benefits for up to three years; (d) reimbursement of certain expenses subject to specified limitations; and (e) such additional amount as is necessary to pay any excise tax under Section 4999 of the Internal Revenue Code (and any related interest and penalties) on amounts payable under the agreements.

     The agreements have an initial term of two years and automatically renew annually unless earlier terminated by the executive or GPU.

     Under the Corporation's severance policy for employees, if the employment of any of the Named Executive Officers is involuntarily terminated, as defined, other than in connection with a change in control, he or she is entitled to receive, in general, severance compensation equal to one week's pay for each full year of service. Premium payments will also be made under the executive's split-dollar life insurance policy for specified periods following the executive's termination of employment and following a change in control of GPU.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Corporation has established a supplemental executive retirement plan ("SERP") for certain GPU senior executives, including the Named Executive Officers, who retire on or after July 1, 1999. Subject to vesting, the SERP provides a total retirement benefit equal to 60% of final average pay for executives who have 30 years of service, with a benefit of 2% per year of service paid to executives who have served for shorter periods. The benefits are offset by other sources of retirement income, including social security benefits, qualified and non-qualified pension benefits and prior employer pension benefits.

     To vest in the SERP, executives must have reached age 55 and have 15 years of service; to receive full benefits, they must retire after age 62. An executive would also be eligible for full benefits if he or she is at least 60 years of age and has had 25 years of service. However, subject to completion of the FirstEnergy merger, if the employment of an executive participant in the SERP is terminated for any reason following the merger, or upon an involuntary termination after August 8, 2000 and prior to completion of the merger, he or she will be entitled to supplemental retirement benefits calculated as if he or she had an additional five years of creditable age and service added to his or her actual years of creditable age and service.

LUMP SUM DISTRIBUTIONS

     An executive may, prior to retirement and in connection with a change in control (which would occur upon completion of the proposed merger with FirstEnergy Corp.), elect to receive a lump sum distribution of all amounts payable to the executive under GPU Companies' supplemental retirement and deferred compensation plans and arrangements when such executive terminates employment regardless of the circumstances, or when the executive terminates employment within 24 months following a change in control. Additionally, prior to termination, an executive may elect to receive such lump sum payment only in the event of a change in control.

SUPPLEMENTAL AGREEMENTS

MR. JOLLES

     Retirement and Disability -- If Mr. Jolles retires on or after his normal retirement date (the last day of the month in which he attains age 65), he will receive (in addition to his benefits under GPUS' employee retirement plans) a supplemental retirement pension from the GPU Companies equal to the additional pension he would have received under the GPUS employee retirement plans as if he had an additional 24 years of past creditable service. If Mr. Jolles reaches his normal retirement date while he is receiving disability income under GPUS' disability income plans, he will thereafter receive a supplemental retirement pension from the GPU Companies equal to the additional pension he would have been paid under GPUS' employee retirement plans as if he had an additional 24 years of past creditable service. Upon retirement, Mr. Jolles will also receive an extension of his health insurance benefits to the third anniversary of retirement.

     Termination -- (i) If Mr. Jolles' employment with the GPU Companies terminates "involuntarily," as defined, under circumstances involving a "change in control" of GPU, as defined, or without cause, he shall receive from the GPU Companies a supplemental retirement pension which would have been paid to him under GPUS' employee retirement plans as if he had an additional 24 years of past creditable service. (ii) If, however, his employment terminates for any other reason (except upon retirement or death), he will receive from the GPU Companies a supplemental retirement pension equal to the additional pension he would have been paid under GPUS' employee retirement plans as if he had additional years of creditable service ranging, as of December 31, 2000, from 13 years up to a maximum of 20 years depending upon his years of actual employment by GPUS at the time of termination.

     Death -- In the event of Mr. Jolles' death before he begins receiving benefits under GPUS' employee retirement plans, his surviving spouse, if any, shall receive such benefits during her lifetime, together with the supplemental retirement pension benefits which would have been payable to him as described in Termination (ii) above.

     Other -- To the extent relevant to the level of benefits payable to Mr. Jolles under other benefit plans provided for senior GPU executives, he will be treated as having the years of creditable service as described in Termination
(ii) above.

MR. CHESSER

     The supplemental pension letter agreement with Mr. Chesser provides generally, that upon retirement, he will be entitled to receive a supplemental pension in addition to the benefits payable under GPU's other retirement plans. Mr. Chesser also receives extra pension credit of one year for each year actually worked. In the event Mr. Chesser's employment is terminated within 24 months following a change in control by reason of an involuntary termination or by GPU without cause, he will be entitled to his supplemental pension regardless of whether he has completed five years of service and the supplemental pension will be calculated based on more favorable employer-subsidized early retirement reduction factors rather than the actuarial reduction factors generally applicable upon a termination of employment prior to normal retirement.

     Generally, the supplemental pension benefits are payable as an annuity. However, Mr. Chesser may elect in accordance with procedures set forth in the agreements, to have the supplemental pension benefits paid as a lump sum,

     o in the event of a termination of employment within the two-year period following the occurrence of a change in control (which, as defined in the agreements, includes completion of the pending merger with FirstEnergy Corp.); or

     o in the event of a change in control following his termination of employment, provided all payments required to be paid have not previously been paid.

BENEFIT PROTECTION TRUSTS

     The Corporation has entered into benefit protection trust agreements to be used to fund the Corporation's obligations to executive officers and directors under deferred compensation and incentive programs and agreements, and with respect to certain retirement and termination benefits, in the event of a change in control. The trusts may also be used for the purpose of paying legal expenses incurred in pursuing benefit claims under such programs and agreements following a change in control. The trusts are currently partially funded. However, as a result of the proposed merger with FirstEnergy Corp., the Corporation may and intends to fully fund these trusts.

                       DEADLINE FOR STOCKHOLDER PROPOSALS

     If a stockholder wishes to submit a proposal for inclusion in the Proxy Statement for the 2002 Annual Meeting of Stockholders, such proposal must be received by the Corporation not later than November 20, 2001. A stockholder may also present a proposal at the 2002 Annual Meeting of Stockholders which is not included in the Proxy Statement, provided that the proposal is submitted to the Corporate Secretary in accordance with the notice and procedural requirements contained in the Corporation's By-Laws. The persons named in the Proxy will have the power to vote on any such proposal in their discretion unless notice of such proposal is received by the Corporation by April 2, 2002.

                                     By Order of the Board of Directors,


                                     SCOTT L. GUIBORD, Secretary


March 21, 2001

--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

     YOU ARE ENCOURAGED TO VOICE YOUR PREFERENCE BY MARKING THE APPROPRIATE BOXES ON THE ENCLOSED PROXY. HOWEVER, IT IS NOT NECESSARY TO MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS; MERELY SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED POSTPAID ENVELOPE.

--------------------------------------------------------------------------------

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER

AUDIT COMMITTEE            COMPOSITION:

                           Annually, the Board of Directors shall appoint an Audit Committee comprised of at least three members, who shall meet the independence and financial experience requirements of the New York Stock Exchange.

                           The Board shall designate one member to be Chairman of the Committee. The Chief Accounting Officer of the Corporation shall be management's liaison to the Committee.

                           The Chief Accounting Officer of the Corporation shall report directly to the Board and to the Committee. The Committee shall also have direct access to the independent auditors and to the individual in charge of internal auditing for the GPU Companies (the "Auditor").

                           MEETINGS:

                           The Committee shall hold at least four regular meetings a year, and any additional meetings that may be requested by a Committee member, the Board, the Chief Accounting Officer, the Auditor, or the independent auditors. Meetings shall normally be attended, unless otherwise determined by the Committee, by representatives of the independent auditors, the Chief Accounting Officer, the Auditor, and the General Counsel to the Corporation. Other officers and employees of the Corporation may be asked to attend at the Committee's discretion. For a portion of each meeting, the members of the Committee shall meet separately with the independent auditors and with the Auditor. Non-members may be excused from any meeting, or portion of any meeting, of the Committee upon the request of the Committee Chairman.

                           RESPONSIBILITIES:

                           The purpose of the Committee is to assist the Board in fulfilling the Board's fiduciary responsibilities to the extent that such responsibilities relate to
                           (a) accounting policies, procedures, and controls,
                           (b) the integrity of the financial reporting process of the Corporation and its subsidiaries, (c) internal auditing, and (d) the performance of the Corporation's independent auditors. The independent auditors are ultimately accountable to the Board and the Committee. The Board and the Committee have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for shareholder approval in any proxy statement).

                           In carrying out its responsibilities, the Committee shall:

                                  1. Prior to the release of the annual report to shareholders, review and discuss with management and the independent auditors the financial statements, Management's Discussion & Analysis, Statement of Management, and the Report of Independent Accountants to be contained in such report, and, based on such review and discussion, recommend to the Board that the financial statements be included in the Annual Report on Form 10-K to be filed with the Securities and Exchange Commission. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 ("SAS 61"), Communication with Audit Committees.

                                  2. Quarterly, discuss with management and the independent auditors any significant changes to the Corporation's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61.

                                 3.   Review the findings of audits by
                                      governmental agencies, including the
                                      Federal Energy Regulatory Commission, the
                                      Securities and Exchange Commission, state utility commissions, and the Internal Revenue Service.

                                  4. Oversee the internal audit function of the Corporation. Review the independent auditors' letter to management, and other comments, if any, regarding the Corporation's system of internal accounting controls and review any management response thereto.

                                  5. Recommend for Board approval the selection and replacement of the independent auditors to be employed to examine the financial statements of the Corporation and its subsidiaries for the following year.

                                  6.  Review with the independent auditors,
                                      prior to their audit, the scope of their examination, the estimated audit hours by area of emphasis, and the estimated fees to be paid for the work performed; and the results of any peer reviews of the independent auditors.

                                  7.  Ensure that the independent auditors
                                      submit, on a periodic basis, a formal
                                      written statement delineating all
                                      relationships between the independent
                                      auditors and the Corporation; actively
                                      engage the independent auditors in a
                                      dialogue with respect to any disclosed
                                      relationships or services that may impact the objectivity and independence of the independent auditors; and recommend that the Board take appropriate action in response to the independent auditors' report to satisfy itself of the independent auditors' independence.

                                  8.  Review changes in accounting principles
                                      and reporting standards that have, or may in the future have, a significant impact on the financial statements of the Corporation and its subsidiaries.

                                  9.  Review and reassess the adequacy of the
                                      Committee's Charter annually.

                                 10. Review such other matters as the Committee shall determine, from time to time, within the scope of its responsibilities and make such recommendations to the Board with respect thereto, as the Committee deems appropriate.

                                    GPU, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
             FOR ANNUAL MEETING TO BE HELD AT 10:00 A.M. MAY 3, 2001
                       THE F. M. KIRBY SHAKESPEARE THEATRE
                                 DREW UNIVERSITY
                                36 MADISON AVENUE
                               MADISON, NEW JERSEY
GPU [LOGO]
                                                                       P R O X Y

     The undersigned hereby appoints B. L. Levy, P. E. Maricondo, and S. L. Guibord, and each or any of them, proxies to represent the undersigned at the Annual Meeting of Stockholders, and at any adjournment thereof, and thereat to vote all the shares of stock which the undersigned would be entitled to vote, with all the power the undersigned would possess if personally present, with full power of substitution, upon the following items as set forth in the Notice of Annual Meeting and Proxy Statement, each dated March 21, 2001 (receipt of which is hereby acknowledged), AND IN THEIR DISCRETION UPON SUCH OTHER MATTERS, IF ANY, AS MAY PROPERLY COME BEFORE THE MEETING.

     Said proxies are instructed to vote for or against proposals, as indicated by the undersigned (OR, IF NO INDICATION IS GIVEN, FOR PROPOSALS 1 AND 2).

     You are encouraged to voice your preference by marking the appropriate boxes on the other side. HOWEVER, YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS; JUST SIGN ON THE OTHER SIDE.

                                  (continued and to be signed on the other side)

                  DETACH HERE AND MAIL IN THE ENCLOSED ENVELOPE
--------------------------------------------------------------------------------

DIRECTIONS TO GPU'S ANNUAL MEETING
THE F. M. KIRBY SHAKESPEARE THEATRE
DREW UNIVERSITY
36 MADISON AVENUE
MADISON, NEW JERSEY

FROM RT. 287:
South towards Morristown: (1) Take Exit
35, "Rt. 124, Madison Ave." Turn left at the light at the exit ramp onto Rt. 124 (Madison Ave.). Continue with (2) below.

North towards Morristown: (1) Take Exit 35, "Rt. 124,
South St./Madison Ave." At end of exit ramp, turn left onto South St. Proceed 100 yards and take first right, following signs to Rt. 124. At the stop sign, turn right onto Rt. 124 (Madison Ave.). Continue with (2) below.

(2) Proceed three miles on Rt. 124 East (Madison Ave.)              [MAP]
to Madison. Drew will be on your right; turn right at light onto Lancaster Rd.

FROM ROUTE 10:
Take Rt. 10 to Rt. 287 South; continue as above.

FROM ROUTE 24 WEST:
Take Exit 7A, Chatham (at the Short Hills Mall), Rt.
124 West. Follow through Chatham (Main St.) into
Madison (Madison Ave.). Drew will be on your left, just past the center of Madison. Turn left at light onto Lancaster Rd.

FROM LINCOLN AND HOLLAND TUNNELS:
Follow signs to N.J. Turnpike (south from Lincoln).
Take Exit 14 (Newark Airport). After toll plaza, take
I-78 West to Rt. 24 West; continue as above.

FROM GEORGE WASHINGTON BRIDGE:
Take Rt. 80 West to Rt. 287 South; continue as above.

                                                        Mark
                                                     your votes    /X/
                                                      this way.

THE DIRECTORS RECOMMEND A VOTE "FOR" PROPOSALS 1 AND 2:
1 - ELECTION OF THREE CLASS I DIRECTORS.

FOR all nominees listed on the right (except      WITHHOLD AUTHORITY to vote
as marked to the contrary on the right)           for all nominees listed on the
                                                  right

                / /                                      / /

NOMINEES: Pietruski, Pokelwaldt, and Rein
(Instruction: To withhold authority to vote for any individual nominee, print that nominee's name in the space provided below.)

------------------------------------------------

CHECK HERE IF YOU PLAN TO ATTEND THE MEETING.   / /


2 - RATIFICATION OF THE SELECTION OF
    PRICEWATERHOUSECOOPERS LLP AS AUDITOR.

     FOR / /    AGAINST / /   ABSTAIN / /

Dated _________________________________ 2001

Signature___________________________________

Signature if held jointly

___________________________________________
Please date and sign

In case of joint owners, EACH joint owner should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title.

___________________________________________

                  DETACH HERE AND MAIL IN THE ENCLOSED ENVELOPE
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE BRING THIS ENTIRE LOWER PORTION OF THIS CARD (SPEAKER CARD AND ADMISSION CARD) WITH YOU.

IF YOU PLAN TO SPEAK AT THE ANNUAL MEETING, PLEASE COMPLETE THE FOLLOWING:

Stockholder Name _____________________________________________    SPEAKER
                          (Please print clearly)                   CARD


City ________________________________________  State _________________________



                              PLEASE DO NOT DETACH
--------------------------------------------------------------------------------

GPU [LOGO]          2001 ANNUAL MEETING OF STOCKHOLDERS
                         May 3, 2001 - 10:00 A.M.


                The F. M. Kirby Shakespeare Theatre
                Drew University
                36 Madison Avenue                                   ADMISSION
                Madison, New Jersey                                   CARD

                Please bring this card with you
                to the meeting. Its presentation
                will assure your prompt admittance.

                This card is not transferable.